Exhibit 10.23

AMENDMENT NO. 2 TO SELLPOINTS, INC. LEASE

THIS AMENDMENT NO. 2 TO SELLPOINTS, INC. LEASE is made and entered into as of December 27, 2013, by and between 65TH STREET DEVELOPMENT COMPANY, LLC, a California limited liability company (“Landlord”), and SELLPOINTS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.       Landlord and Tenant entered into that certain Lease dated October 14, 2013, as amended by that certain Amendment No. 1 to the Lease dated December 11, 2013 for the lease of certain Premises (the “Premises”), in 6550 Vallejo Street, Emeryville and 1148 65th Street Oakland, California, more particularly described in Exhibit A to the Lease. The capitalized terms used in this Amendment shall have the meanings set forth in the Lease unless otherwise specified herein.

B.       Landlord and Tenant desire by this Amendment to amend the description of the warehouse portion of the Premises, to amend the Base Rent of the warehouse and Tenant's percentage share and address other issues, all set forth herein.

TERMS

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements herein contained, Landlord and Tenant hereby agree as follows:

1.       Amendment of BASIC LEASE INFORMATION, to read:

Premises :	Rentable
Suites	Area
Office
200 and 300	7918 sf
6550 Vallejo Street
Emeryville, CA 94608

Warehouse	9886 sf
consisting of 107-W	9033 sf
107-0	853 sf
1148 65th Street
Oakland, CA 94608

2.       Amendment of BASIC LEASE INFORMATION, to read.

Base Rent Per Month:

February 1, 2014 — January 31, 2015

$20,745.16 (Office) $7315.64 (Warehouse)

February 1, 2015 — January 31, 2016

$21,367.51 (Office) $8403.10 (Warehouse)

February 1, 2016 — March 31, 2016

$22,008.54 (Office) $9095.12 (Warehouse)

Suite 101:

October 15, 2013 — January 31, 2014

$2,600.00 (per month)

Base Rent Abated for Office suites 200 and 300 for February 2014 and for Office suites 200 and 300 for February 2015.

3.       Amendment of BASIC LEASE INFORMATION, to read.

USE: General office, photo studio and storage.

4.       Amendment of BASIC LEASE INFORMATION, to read.

TENANT'S PERCENTAGE	Building Share — 24%,
SHARE:	Office Share — 20%

5.       Amendment of BASIC LEASE INFORMATION, to read.

COMMENCEMENT DATE:	December 16, 2013 (for 107-0)
December 30, 2013 (for 107-W)
February 1, 2014 (for 200 &
300) October 15, 2013 (for 101)

6.         Amendment of Section 7 – Use. Paragraph (a) of Section 7 of the Lease is amended as follows:

(a)       The office Premises shall be used solely for general office purposes, as limited by Section 7(b), and the warehouse Premises shall be used for storage and for photo studio space.

7.       Amendment of Section 12 – Services. Section 12 of the Lease is amended to read as follows:

(a)       Suites 200, 300 and 101 of the Premises ("Offices"): Landlord agrees to furnish to the Offices at all times (subject to interruption as provided in this Lease) electricity for lighting and the operation of desktop office equipment of low electrical consumption, water as may be required for the comfortable occupation of the Offices; provided, however, that Landlord shall not be required to provide electric current to maintain an electrical load in excess of two and one-half (2.5) watts per square foot of usable area of the Offices. In addition, subject to the Building Rules, during the business hours and on the business days established thereunder by Landlord, Landlord will supply heat as may be required for the comfortable occupation of the Offices and janitorial services, limited to emptying and removal of general office refuse, light vacuuming, as needed, and window washing as determined by Landlord. Tenant shall pay (as additional rent) all costs attributable to Tenant's use of any additional services and utilities outside of the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding legal holidays ("Normal Office Hours"), and shall pay for those services and utilities consumed during Normal Office Hours beyond those for normal office use, including, without limitation, additional electricity (in excess of two and one-half (2.5) watts per square foot of usable area of the Offices), water consumption, HVAC use and janitorial services. Landlord, however, shall not be liable for failure to furnish any of the foregoing, nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing, nor shall any such failure relieve Tenant from the duty to pay the full amount of rent herein reserved, or constitute or be construed as a constructive or other eviction of Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law.

(b)     Suites 107-W and 107-0 of the Premises ("Warehouse"): Landlord agrees to furnish to the Warehouse (subject to interruption as provided in this Lease) electricity for overhead ceiling lighting, consistent with the lighting in the Warehouse at the time of the Lease Commencement Date, and the operation of office equipment of low electrical consumption, and water as may be required. Landlord will not furnish heat to the Warehouse, however, subject to the Building Rules, during the business hours and on the business days established thereunder by Landlord, Tenant may use space heaters in the office portion in the Warehouse (107-0) as may be required for the comfortable occupation of the offices. Tenant shall be responsible for providing its own janitorial services to the Warehouse, disposing of trash and recycling as necessary. Additional waste disposal, beyond those of a normal office use shall be at the expense of Tenant. Tenant shall pay (as additional rent) all costs attributable to Tenant's use of any additional services and utilities outside of the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding legal holidays ("Normal Office Hours"), and shall pay for those services and utilities consumed during Normal Office Hours beyond those for normal warehouse and office use, including, without limitation, additional electricity and water consumption. Landlord, however, shall not be liable for failure to furnish any of the foregoing, nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing, nor shall any such failure relieve Tenant from the duty to pay the full amount of rent herein reserved, or constitute or be construed as a constructive or other eviction of Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law.

(c)     Tenant shall not install or use heat-generating machines, lighting other than building standard or other equipment which may cause cooling loads to exceed the capacity of the heating, air conditioning and ventilation system, office machines using more than 220 volts, or equipment causing the connected electrical load in any portion of the Premises to exceed the capacity of Building systems serving such portion of the Premises. Whenever heat generating equipment or lighting other than building standard lights) are used in the Premises by Tenant which materially adversely affect the temperature otherwise maintained by the air conditioning system, whether or not consented to by Landlord, Landlord shall have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications shall be borne by Tenant and Tenant shall also pay as additional rent the cost of providing all heating, ventilation and air conditioning energy to the Premises required by such heat generating equipment or lighting. If Tenant installs lighting requiring power in excess of that required for normal office use in the Building or if Tenant installs equipment requiring power in excess of that required for standard office equipment or copying equipment, Tenant shall pay for the cost of such excess power as additional rent, together with the cost of installing any additional facilities that may be necessary to furnish such excess power to the Premises. If Tenant uses utilities in excess of that required for normal office use as described above or HVAC during periods other than Normal Office Hours, Landlord may, at Landlord's option, separately meter all or a portion of the Premises at Tenant's expense to measure such excess usage.

8.       The Warehouse description in Exhibit A is modified per the attached Exhibit A — Amended Warehouse Premises

9.       Counterparts. This Amendment may be executed, acknowledged and delivered in any number of counterparts, and each of such counterparts shall constitute an original but all together only one Amendment.

10.      Headings. Any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Amendment No. 1 nor shall they affect its meaning, construction or effect.

11.      Reference to Lease. Any and all notices, requests, certificates and other documents or instruments executed and delivered concurrently with or after the execution and delivery of this Amendment may refer to the Lease without making specific reference to this Amendment, but nevertheless all such references shall be deemed to include this Amendment, unless the context shall otherwise require.

12.      Ratification of Lease. Except to the extent hereby amended or modified by this Amendment, the Lease is hereby ratified, confirmed and approved in all respects by the parties.

13.      Entire Agreement. This Amendment sets forth the entire understanding of the parties in connection with the subject matter hereof. There are no agreements between Landlord and Tenant relating to the Lease or the Premises other than those set forth in writing and signed by the parties. Neither party hereto has relied on any understanding, representation or warranty not set forth herein, either oral or written, as an inducement to enter into this Amendment.

IN WITNESS WHEREOF, this Amendment is made as of the day and year first above written.

TENANT:		LANDLORD:

SELLPOINTS, INC.		65th STREET DEVELOPMENT COMPANY, LLC,
a Delaware corporation		a California limited liability company

By:	/s/ Brian O’Keefe	By:	/s/ Felicia Woytak
Name: Brian O’Keefe		Manager
Its: CEO

Exhibit A — Amended Warehouse Premises

LOADING DOCK
Sellpoints
loading
Dock
Shared
Exterior
OFF
OFF
STRG
TEMP STRG
107-O
107-1M

Exhibit A – Amended Warehouse Premises

BSO

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SF #931589 v1

25085\2066930.1